SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2015 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware	000-50502	20-0443575
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina 28211
(Address of Principal Executive Offices)

(704) 521-8077
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2015, Kenneth T. Smith, the Chief Financial Officer of root9B Technologies, Inc. (the “Company”), tendered his resignation to the Company.  Mr. Smith’s resignation did not result from a disagreement with the Company or the Company’s board of directors.  Mr. Smith will continue to serve as the Company’s Chief Financial Officer through November 20, 2015.  Thereafter, Mr. Smith will serve as a consultant to the Company until February 28, 2016 pursuant to the terms and conditions of an Independent Contractor Consulting Agreement (the “Agreement”).  The Agreement provides for, among other things, (i) a monthly consulting fee of $15,953.70 during the term of the Agreement, (ii) the continued vesting of Mr. Smith’s stock options through February 28, 2016, and (iii) reimbursement of Mr. Smith’s business travel or other expenses related to the performance of his services.  The Agreement also includes a covenant not to compete with the Company by Mr. Smith.

The foregoing description of the principal terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Independent Contractor Consulting Agreement, dated November 11, 2015, by and between the Company and Kenneth T. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2015

ROOT9B TECHNOLOGIES, INC.

By:	/s/ Joseph J. Grano
Name: Joseph J. Grano
Title: Chief Executive Officer